EXHIBIT 10

                              EMPLOYMENT AGREEMENT


     AGREEMENT dated as of June 22, 2006, between VASOMEDICAL, INC. ("Company"), a Delaware corporation, having its principal place of business located at 180 Linden Avenue, Westbury, New York, and THOMAS GLOVER ("Employee"), residing at 177 Bay Colony Drive, Westwood, MA 02090.


                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual premises and of the mutual covenants hereinafter contained and for good and valuable consideration, the parties hereto agree as follows:

     1. Representation/Freedom to Contract. Employee represents and warrants that he is free to enter into this Agreement and that he has not made, prior to his employment, and will not thereafter make, any agreements which may be in conflict with this Agreement in the latter, or post-employment context. Employee agrees that he will not disclose to the Company or use for the Company's benefit any trade secret or confidential information which is the property of any third party and that there are no agreements or understandings which would prevent him from being engaged by the Company pursuant to the terms of this Agreement.

     2. Employment. The Company hereby employs the Employee as President and Chief Executive Officer of the Company and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     3. Term. The term of this Agreement shall be two (2) years, commencing on the date hereof ("Effective Date") and ending June 21, 2008, subject to earlier termination as provided in this Agreement ("Term") and subject to certain provisions hereof which survive the Term.

     4. Compensation.

     (a) For all services rendered under this Agreement:

     (i) The Company shall pay the Employee a base salary at the rate of $260,000 per annum payable in equal monthly installments. ("Base Salary").


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     (ii) The Company shall agree to grant to the Employee on the Effective Date ten-year options to acquire 1,000,000 shares of the common stock of the Company (the "Shares") at the closing price per share of the Company's common stock on September 30, 2004, pursuant to the provisions of the Company's 1997 (150,000 options) and 1999 (850,000 options) Stock Option Plans ("the Plan") attached as Exhibit A, the terms of which are incorporated herein. .

     (iii) The Employee shall be provided with the opportunity to earn up an additional 50% of his base salary annually under the Company's bonus incentive program each year. The bonus will be awarded at the discretion of the Board of Directors based upon the achievement of individual goals and the Company's financial performance.

     5. Duties. The Employee shall perform on a full time basis such duties of an Employee nature as shall be customarily associated with an officer of the Company subject to the direction of the Chairman of the Board and the Board of Directors. The Employee shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business.

     6. Extent of Services. So long as during the Term of this Agreement the Company has not notified the Employee of his disability pursuant to Section 11(a) hereof, the Employee shall devote his full business time, attention and best efforts to the business of the Company subject to reasonable absences for vacation and illness and may not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Employee may join professional associations and may serve on the Board of Directors of Incappe, Inc. provided that such activities do not interfere with his attention and best efforts on behalf of the Company.

     7. Benefits/Expenses.

     (a) During the term of his employment, the Employee shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, medical and dental coverage for Employee, paid vacation and, subject to approval of the Board of Directors, qualified pension and profit sharing plans. Medical and dental insurance will commence 60 days from the date of this Agreement.

     (b) The Employee shall be reimbursed for his commuting expenses during the first twelve months of this Agreement. The Employee also shall be entitled to timely reimbursement of all business expenses reasonably incurred by him in the performance of his duties to the Company subject to the business expense policy of the Company, subject to the presenting of appropriate vouchers in accordance with the Company's policy.

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     8. Disclosure of Information.

     (a) The Employee represents and warrants to the Company that no prior employment or business agreements or arrangements preclude, or interfere with, his ability to execute and perform his obligations under this Agreement.

     (b) The Employee recognizes and acknowledges that the Company's Confidential or Proprietary Data or Information as they have existed, will exist, may continue to exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by the Company, in whole or in part, directly or indirectly disclose, divulge or communicate such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except in the performance of his duties hereunder, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances provided that after the term of his employment these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that the Employee was not responsible, directly or indirectly, for such secrets, information or process entering the public domain without the Company's consent). The Employee agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company.

     (c) The term "confidential or proprietary data or information": as used in this Agreement shall mean information not generally available to the public, including without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

     (d) All written materials, records and documents made by the Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under
Employee's control, including but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

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     9.  Inventions.  The Employee  hereby  sells,  transfers and assigns to the
Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, or in whole or in part, during or before the term hereof (but after the Effective Date) which
(i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise (wholly or partly) from the efforts of the Employee during the term hereof. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved by the Employee to have been first conceived and made following such termination. To the extent that the Employee shall be required to expend time or incur expenses fulfilling his obligations under this paragraph, post-termination of the original term of this Agreement or any renewal term thereof, the Company agrees to reasonably compensate Employee for such time and/or such expenses.

     10. Restrictive Covenant. During the Term of this Agreement and for a period of one (1) year after the date of such termination for any reason, Employee shall not without the prior written consent of the Company:

     (a) Non-Competition. Act as an individual proprietor, partner, stockholder, officer, principal, agent, employee, supervisor, manager, consultant, guarantor, creditor, lender, co-endorser or in any other capacity whatsoever, own, participate in the ownership of, manage, operate, exercise any control over, render services to, or engage in any of the foregoing for any business, firm, corporation, limited liability company, its successors or assigns, partnership or other entity which operates a business similar to or competitive with any of the products or services developed by the Company which are conducted in any of the geographic areas, including the continental United States, in which the Company's business is conducted. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 10(a) hereof.

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     (b)  Non-Solicitation.Solicit  any business  from any current  customers or clients of the Company, its successors or assigns, or from any prospective customers or clients of Company, its successors or assigns from whom the Company's employees or agents have engaged in, actual business within the two
(2) year period immediately preceding the termination date of the Executive's employment for the purpose of selling products or services competitive with those offered or sold or provided by the Company.

     (c)   Solicitation  of  Employees.In   any  manner,   whether  directly  or
indirectly,  seek to  persuade  any  director,  officer,  or other  employee  of
Company, its successors or assigns to discontinue their employment or relationship with Company, its successors or assigns, nor will such Employee solicit entice, or induce any such person for such purpose.

     (d) Severability. The parties hereto intend that the covenants contained in this Section 10, which pertain only to geographic areas where the Company is engaged in business, shall be deemed a series of separate covenants for each applicable area of the relevant country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 10 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are least populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 10.

     (e) Nothing in this Section 10 shall reduce or abrogate the Employee's obligations during the term of this Agreement under Sections 5 and 6 hereof.

     (f) The provisions of this section shall not apply only in the event Employee's employment is terminated without cause as finally determined by a court of competent jurisdiction, which determination is not subject to appeal or the posting of a bond.

     11. Termination.

     (a) Disability. The Company shall have the right in the event of the permanent disability of the Employee, to terminate this Agreement upon five (5) days prior written notice. Upon termination, the Company shall pay the Employee all compensation earned under Section 4 through the date of termination. For the purposes of this subparagraph "permanent disability" shall mean the physical or mental incapacity of the Employee for any consecutive ninety (90) day period or any aggregate period of a one hundred and eighty (180) day period in any twelve
(12) month period of such a nature that the Employee shall be unable to perform his duties as contemplated hereby. Such determination shall be made by the mutual agreement of the parties hereto, or in the event such agreement cannot be reached, by the following procedure:

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          (i)  If the  Company  maintains  a  disability  insurance  policy with respect to the Employee, the definition set forth in such policy shall control, provided the issuing insurance company agrees to commence disability payments as a result of such permanent disability.

          (ii) If the Company does not maintain a disability income policy with respect to the Employee:

                    (A) Each party shall  select an  independent  physician  who shall examine the subject Employee. The mutual agreement of the two examining physicians shall control, and their decision shall be binding.

                    (B) If the two physicians cannot agree, they (the physicians) shall select a third physician to examine the subject Employee. The majority opinion of such three physicians shall control, and their decision shall be binding.

     (b) Death. This Agreement shall terminate automatically upon the death of the Employee. In such event, the Company shall pay the estate of the Employee, within thirty (30) days after the date of death, all compensation earned under
Section 4 through the date of termination.

     (c) For Cause. In addition to its rights under Section 11(a) above, the Company shall have the right, at its sole option, to terminate this Agreement "for Cause", as hereinafter defined, at any time, without any further payment to the Employee other than compensation earned under Section 4(a)(i) prior to the date of termination, by notice to the Employee, as provided herein, specifying the reason for such termination. For purposes of this Section 11(c), "cause" shall mean (i) the Employee's conviction of a felony, (ii) the Employee's willful misconduct or gross negligence materially detrimental to the Company in the performance of his duties, or (iii) the breach by the Employee of a material term of this Agreement which continues for thirty (30) days after written notice thereof is given to the Employee (constituting an opportunity to cure), specifying the nature and the details of the breach.

     (d) Without Cause. The Employee may be terminated at any time without cause. If the Employee is terminated by the Company without Cause he shall be entitled to receive as his sole compensation, a termination payment, in an amount equal to 12 months and unallocated expenses set forth in paragraph 7(b), payable in twelve (12) equal monthly installments.

     12. Remedies. If there is a breach or threatened breach of the provisions of Sections 8, 9 or 10 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

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     13. Insurance. The Company may, at its election and for its benefit, insure the Employee through key man insurance up to $1,000,000 or otherwise, against accidental loss or death and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith; provided, however, the Employee makes no representation regarding his insurability at commercially reasonable rates or otherwise.

     14. Location of Performance. The Employee's services will be performed in the Westbury, New York area unless the Company relocates its principal facility or its research and development facility to another area, in which event his services will be performed, at the Company's option, in the area of relocation. The parties acknowledge, however, that the Employee may be required to travel extensively in connection with the performance of his duties hereunder. It is anticipated that Employee will be relocating near the Company's principal facility. In such event, the Company will reimburse Employee for his moving expenses as well as provide Employee with a one-time relocation payment of $20,000 less applicable withholding taxes.

     15. Change of Control. In the event (a) the Company has been consolidated or merged into or with any other corporation or all or substantially all of the assets of the Company have been sold to another corporation, with or without the consent of Employee, in his sole discretion; or (b) the Company undergoes a Change of Control, as hereinafter defined below ; then

     Employee is entitled to the following settlement benefits which he shall also have the right to exercise in lieu of his compensation under paragraph 11(d) hereof, in the event his employment is terminated without cause within three months prior to the change of control event:

          (i)  a lump-sum payment of twelve (12) months of the Base Salary; and

          (ii) any  and  all  stock  options  held  by  Employee   shall  become
               immediately vested and exercisable; if

               (A) Employee voluntarily and unilaterally resigns his position with the Company within sixty (60) days of an event described in Section 15(a) or (b) hereof, or
               (B) Employee is given notice of termination directly as a result of such Change in Control within twelve (12) months of an event described in Section 15(a) or (b) hereof.

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     A  "Change  of  Control"  of the  Company,  or in any  person  directly  or indirectly controlling the Company, shall mean:

     (i) a change of control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act"); or

     (ii) if during the Term of Employment the individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason other than death, disability or retirement to constitute at least a majority thereof, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any successors. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     17. Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had taken place.

     18. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and shall be deemed given when delivered personally or three days after being sent by first-class registered or certified mail, return receipt requested, to the party for which intended at its or his address set forth at the beginning of this Agreement (which, in the case of the Company, shall be sent "Attention: Chairman of the Board") or to such other address as either party may hereafter specify by similar notice to the other.

     19. Waiver of Breach. A waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

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     20.  Entire  Agreement.  This  Agreement  supersedes  all prior  agreements between the parties, written and oral, and cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     21. Choice of Law/Forum. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any disputes arising out of this Agreement shall be adjudicated in the Federal or State court presiding in the County of Nassau, State of New York.

     22. Captions/Exhibits. Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning. Exhibits attached to this Agreement shall be deemed as fully a part of this Agreement as if set forth in full herein.

     23. Severability. If any provision of this Agreement shall be deemed invalid or unenforceable as written it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

     24. Acknowledgment. Employee acknowledges that he has carefully read this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person or entity in order to enter into and perform his obligations under this Agreement.

     With respect to the covenants contained in Sections 8, 9 and 10 of this Agreement, Employee agrees that any remedy at law for any breach or threatened or attempted breach of such covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                VASOMEDICAL, INC.


                                By: Abraham E. Cohen
                                    Chairman of the Board


                                    Thomas Glover, Employee


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